AGREEMENT ON TRANSFER OF EQUITY INTEREST AND OTHER INTERST IN TIANJIN HUANENG GROUP ENERGY EQUIPMENT CO., LTD.

Between

TIANJIN JI COUNTY STATE-OWNED ASSETS ADMINISTRATION COMMISSION

And

BEIJING DELI SOLAR TECHNOLOGY DEVELOPMENT CO., LTD.

August, 2007
Tianjin, Ji County

Supplementary Agreement to
State-owned Equity Interest Purchase Agreement

Party A: Tianjin Municipal Ji County State-owned Assets Administration Commission (hereinafter the “SAAC”);
Registered Address: Xinghua Avenue, Ji County, Tianjin, China

Party B: Beijing Deli Solar Technology Development Co., Ltd. (hereinafter “Deli Solar (Beijing)”);
Registered Address:  Building 3 No 28, Feng Tai North Road.
      Beijing, China 100071

Based on the principles of mutual benefit and good faith bargaining, and pursuant to the Company Law of the People’s Republic of China and relevant laws and regulations of the People’s Republic of China, Party A, through several negotiations, agreed to transfer its equity interest in Huaneng Group Energy Equipment Co., Ltd. (hereinafter “Tianjin Huaneng”) to Party B. For the purpose of completing such transfer, both parties, in consideration of the provisions and execution of the original agreement, hereby agree to the terms and conditions as follows:

I.	Manner of the Transfer of the State-owned Equity Interest (including equity interest and other interest)
Both parties hereby agree that Party A shall make a one-time transfer to Party B its state-owned interest in Tianjin Huaneng, which consists of 51% of the total shareholder equity of Tianjin Huagneng. Party B shall purchase Party A’s interest and assume all relevant rights and liabilities in accordance with the percentage of the shares Party B holds since July 1st, 2007.

II.	Purchase Price
On the basis of the appraisal report, issued by the accounting firm approved by both parties, of the assets as of Oct. 31st, 2006 and the value of the assets in the audited report dated June 30th, 2007, both parties, via friendly negotiations, hereby agree that the final purchase price for the above-stated equity interest in Tianjin Huaneng shall be Renminbi TWELVE MILLION EIGHT HUNDRED SIXTY NINE THOUSAND THREE HUNDRED FIFTEEN POINT THIRTY SIX (RMB12, 869,315.36) only. Within FIFTEEN (15) working days after both parties sign and seal this Supplementary Agreement, Party B shall remit to the bank account appointed by Party A the balance of the purchase price provided herein.

III.	Liability for Breach of Agreement
Upon the effectiveness of this Agreement, any failure of either party to perform the obligations stipulated in this Agreement, in part or in whole, shall be deemed as breach of contract. The breaching party shall compensate the non-breaching party 10% of the purchase price of such state-owned equity interest provided herein as the stipulated penalty.

IV.	Effectiveness of the Agreement and Miscellaneous
1.	The Agreement is signed in Tianjin Ji County;
2.	The parties shall settle disputes arising from the performance this Agreement and other disputes in connection with this Agreement via friendly consultation.
3.	The Agreement shall take effect after it is duly signed by both parties with seals affixed and Party B remits the full payment of the purchase price provided herein.
4.	This Agreement is in octuplicate, and each party shall hold FOUR (4) copies.

Party A: Tianjin Municipal Ji County State-owned Assets Administration Commission

(Seal) affixed Legal Representative (authorized representative): /s/ Zhanguo Qi (Signature) Zhanguo Qi Date: 08/08/2007

Party B: Beijing Deli Solar Technology Development Co., Ltd.
(Seal) affixed Legal Representative (authorized representative): /s/ Deli Du (Signature) Deli Du Date: 08/08/2007